UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2025

TECHTARGET, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42428	99-2218610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street
Newton, Massachusetts		02466
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TTGT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 14, 2025, TechTarget, Inc. (“Informa TechTarget” or the “Company,” “we,” “us,” or “our”) committed, as part of its foundation year combination program, to a reorganization plan (the “Plan”) designed to reshape, optimize, and support the Company’s financial and operational efficiency. The reorganization will put greater emphasis on areas of strength and opportunity, better position the Company for growth, and enable us to make the most of our increased scale, breadth, and diversity following the 2024 business combination. The Plan involves streamlining certain areas and functions and reinvesting in others to improve the delivery of products and services to customers and enhance the Company’s global go-to-market capabilities. The Plan is expected to lead to a net reduction of up to approximately 10% of the Company’s current global colleague base.

As a result of the Plan, the Company estimates that it will incur aggregate charges of approximately $19.5 million to $45.0 million, of which approximately $9.5 million to $15.0 million, consists primarily of cash employee-related costs, including notice and severance, employee benefits and transition costs, and net tax withholding obligations, with non-cash costs associated with equity-based compensation and the vesting of share-based awards of approximately $10.0 million to $30.0 million. The majority of the non-recurring, cash charges, and stock-based compensation charges relating to the vesting of share-based awards is expected to occur during the third quarter of 2025. The Company expects the Plan will be substantially complete by the end of the fourth quarter of 2025, subject to all applicable local law and consultation requirements.

The Company expects that these actions, once completed, will result in annualized run-rate operating expense savings of approximately $20.0 million, with the estimated fiscal year 2025 savings associated with the Plan already included in our previous financial guidance for 2025.

These estimates, and the timing thereof, are subject to a number of assumptions, and actual charges and results may differ materially from estimates. The Company may also incur charges and expenditures not currently contemplated due to unanticipated events that may occur in connection with the Plan. The Company may revise its estimates, as appropriate, consistent with GAAP. The Company intends to exclude the charges associated with the Plan from its non-GAAP financial metrics.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the proposed reorganization contemplated under the Plan, on July 15, 2025, the Company and Rebecca Kitchens, President - Informa TechTarget & General Manager - Brand to Demand, agreed to a separation effective July 31, 2025 (the “Separation Date”) to flatten the executive organizational structure, reduce the spans of control at the senior leadership level, and streamline communications and decision making. Gary Nugent, Chief Executive Officer, will assume Ms. Kitchens’ current duties, effective as of the Separation Date.

Ms. Kitchens is entitled to receive the severance benefits for a termination without cause, as set forth in Section 6(b) of the Employment Agreement, dated January 10, 2024 and effective as of December 2, 2024, by and between the Company and Ms. Kitchens (the “Employment Agreement”). This includes Ms. Kitchens’ entitlement to six (6) months’ pay during a notice period (“Notice Period”), at her current base salary, in addition she will receive four (4) weeks additional pay at her current base salary in connection with the mutual separation; provided, however, the Company may, in its sole discretion, make a lump sum payment in lieu of all or any part of the Notice Period.

Subject to Ms. Kitchens’ execution of a general release of claims against the Company and compliance with applicable restrictive covenants, Ms. Kitchens is entitled to receive: (i) continued payment of base salary for nine (9) months following the Separation Date; (ii) a pro-rated amount of her target bonus for calendar year 2025; (iii) payment of a portion of Ms. Kitchens’ COBRA costs at active employee rates, which may include a tax gross-up, for up to nine (9) months following the Separation Date; and (iv) accelerated vesting of all outstanding restricted stock units granted to Ms. Kitchens on August 13, 2024 to be delivered in accordance with the terms of the applicable restricted stock unit agreement between the Company and Ms. Kitchens. The non-competition and non-solicitation covenants applicable under the Employment Agreement survive for nine (9) months following the Separation Date.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve substantial risks and uncertainties. All statements, other than historical facts, are forward-looking statements, including: statements regarding the expected benefits of the transactions consummated on December 2, 2024 (the “Closing Date”) pursuant to the Agreement and Plan of Merger, dated as of January 10, 2024, among TechTarget Holdings Inc. (formerly known as TechTarget, Inc. (“Former TechTarget”)), Informa TechTarget, Toro Acquisition Sub, LLC, Informa PLC, Informa US Holdings Limited, and Informa Intrepid Holdings Inc. (the “Transactions”), such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, business plans, expanded portfolio and financial strength; Plan expenses and cash charges; expense savings; the competitive ability and position of Informa TechTarget; legal, economic, and regulatory conditions; and any assumptions underlying any of the foregoing. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,”

“expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “plan,” “could,” “would,” “project,” “predict,” “continue,” “target,” or the negatives of these words or other similar terms or expressions that concern Informa TechTarget’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements are based upon current plans, estimates, and expectations that are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. We can give no assurance that such plans, estimates, or expectations will be achieved, and therefore, actual results may differ materially from any plans, estimates, or expectations in such forward-looking statements.

Important factors that could cause actual results to differ materially from such plans, estimates, or expectations include, among others: unexpected costs, charges, or expenses resulting from the Transactions or the Plan; uncertainty regarding the expected financial performance of Informa TechTarget; failure to realize the anticipated benefits of the Transactions or the Plan; the ability of Informa TechTarget to implement its business strategy; difficulties and delays in Informa TechTarget achieving revenue and cost synergies and expense savings; evolving legal, regulatory, and tax regimes; changes in economic, financial, political, and regulatory conditions, in the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, pandemics, geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade, and policy changes associated with the current or subsequent U.S. administrations; Informa TechTarget’s ability to meet expectations regarding the accounting and tax treatments of the Transactions; market acceptance of Informa TechTarget’s products and services; the impact of pandemics and future health epidemics and any related economic downturns on Informa TechTarget and the markets in which it and its customers operate; changes in economic or regulatory conditions or other trends affecting the internet, internet advertising and IT industries; data privacy and artificial intelligence laws, rules, and regulations; the impact of foreign currency exchange rates; certain macroeconomic factors facing the global economy, including instability in the regional banking sector, disruptions in the capital markets, economic sanctions and economic slowdowns or recessions, rising inflation and interest rate fluctuations on the operating results of Informa TechTarget; and other matters included in our filings with the Securities and Exchange Commission (the “SEC”), including in our Annual Report on Form 10-K for fiscal year ended December 31, 2024 (filed with the SEC on May 28, 2025), and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (filed on July 14, 2025). This summary of risks and uncertainties should not be considered to be a complete statement of all potential risks and uncertainties that may affect Informa TechTarget. Other factors may affect the accuracy and reliability of forward-looking statements. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes. Actual performance and outcomes, including, without limitation, Informa TechTarget’s actual results of operations, financial condition and liquidity, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Any forward-looking statements speak only as of the date of this press release. None of Informa TechTarget, its affiliates, advisors or representatives, undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events, or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechTarget, Inc.

Date:	July 16, 2025	By:	/s/ Daniel T. Noreck
Daniel T. Noreck Chief Financial Officer and Treasurer